Exhibit 10.1

AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 14, 2012, is made by and among Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the Investors listed on Exhibit A-1 and Exhibit A-2 attached hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Stock Purchase Agreement, dated as of December 29, 2011 (the “Original Stock Purchase Agreement”), and such Investors and the Company desire to amend and restate the Original Stock Purchase Agreement in its entirety; and

WHEREAS, the Investors desire to acquire from the Company, and the Company desires to issue and sell to the Investors, in the manner and on the terms and conditions hereinafter set forth, no less than 25,000,000 shares of common stock, $0.0001 par value, of the Company (the “Common Stock”), and no more than 50,000,000 shares of Common Stock (collectively, the “Shares”).

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

SECTION I
DEFINITIONS.

The following terms when used in this Agreement have the following respective meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acceptance Notice” has the meaning set forth in Section 6.2 hereof.

“Accepted Securities” has the meaning set forth in Section 6.2 hereof.

“Additional Closing” has the meaning set forth in Section 3.1 hereof.

“Additional Closing Date” has the meaning set forth in Section 3.1 hereof.

“Affiliate” means with respect to any Person, any (i) officer, director, partner or holder of more than 10% of the outstanding shares or equity interests of such Person, (ii) any relative of such Person, or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “Controlled” Person, whether through ownership of voting securities, by contract, or otherwise. For the avoidance of doubt, SDLV, Donald R. Scifres, the Donald R. Scifres 2009 Annuity Trust L and any Affiliate of Donald R. Scifres shall deemed to be Affiliates of SDL.

“Agreement” has the meaning set forth in the preamble hereto.

“Board” means Company’s Board of Directors.

“Board Member Designee” has the meaning set forth in Section 5.2 hereof.

“Business Day” means a day other than Saturday, Sunday or statutory holiday in the State of California and in the event that any action to be taken hereunder falls on a day which is not a Business Day, then such action shall be taken on the next succeeding Business Day.

“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect on the date of this Agreement.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended and restated and as on file with the Secretary of State of the State of Delaware on the date of this Agreement.

“Closing” has the meaning set forth in Section 3.1 hereof.

“Closing Date” has the meaning set forth in Section 3.1 hereof.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Computershare” has the meaning set forth in Section 3.2(a) hereof.

“Final Financing Notice” has the meaning set forth in Section 5.1.1 hereof.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

“Initial Closing” has the meaning set forth in Section 3.1 hereof.

“Initial Closing Date” has the meaning set forth in Section 3.1 hereof.

“Instruction Letter” has the meaning set forth in Section 3.2(a) hereof.

“Investor(s)” has the meaning set forth in the preamble hereto.

“Knowledge of the Company” means the actual knowledge of the officers of the Company after due and diligence inquiry of the employees or agents of the Company reasonably believed to have knowledge of such matters.

“Lien” means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement, or other encumbrance of any kind.

“Material Adverse Effect” means a change or effect in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of the Company which change or effect, individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, liabilities, rights, operations or business.

“Offer” has the meaning set forth in Section 5.1.1 hereof.

“Offered Securities” has the meaning set forth in Section 5.1.1 hereof.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or Governmental Authority.

“Pre-Notice” has the meaning set forth in Section 5.1.1 hereof.

“Pro Rata Portion” shall equal the number of shares of Common Stock or other securities to be sold by the Company in a Subsequent Placement multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by SDL and its Affiliates (including shares of Common Stock issuable upon the conversion of preferred stock and other convertible securities then owned by SDL and its Affiliates) and the denominator of which shall be the total number of shares of the Company’s Common Stock then outstanding (including shares of Common Stock issuable upon the conversion of preferred stock and other convertible securities then outstanding).

“Purchase Price” means $0.16 per Share.

The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” shall mean the Shares beneficially owned by the Investors (and, with respect to SDL, Shares beneficially owned by SDL and SDL’s Affiliates), and any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 5.3 and 5.4 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and disbursements, in an aggregate amount not to exceed $30,000, of not more than one (1) special counsel for the Investors, blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

“SDL” means Donald R. Scifres 2011 Annuity Trust Y.

“SDL Shares” means the first 12,500,000 shares of Common Stock (as adjusted for any stock splits, stock combinations, and similar events occurring after the date hereof) that SDL or its Affiliates propose to Transfer after the date hereof; provided that such 12,500,000 shares shall be increased to include any Shares purchased by SDL or its Affiliates in the Additional Closing.

“SDL Ownership Condition” means SDL (together with its Affiliates) owns at least 40,000,000 shares of Common Stock (as adjusted for any stock splits, stock combinations, and similar events occurring after the date hereof).

“SDLV” means SDL Ventures, LLC.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.2(d) hereof.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, other than the fees and disbursements of one (1) special counsel for the Investors registering securities in any given registration as provided in the definition of “Registration Expenses” above.

“Shares” has the meaning set forth in the recitals hereto.

“Stockholders” mean the record holders of shares of capital stock of the Company.

“Subsequent Placement” has the meaning set forth in Section 5.1 hereof.

“Transfer” has the meaning set forth in Section 6.1 hereof.

“Transferor” has the meaning set forth in Section 6.1 hereof.

“Underwriter’s Representative” has the meaning set forth in Section 5.3.2(a) hereof.

SECTION II
PURCHASE AND SALE OF COMMON STOCK.

2.1 Issuance and Purchase of Common Stock.

(a) At the Initial Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Company issued and sold to each Investor identified on Exhibit A-1 attached hereto, and each such Investor purchased from the Company, that number of Shares set forth opposite such Investor’s name on Exhibit A-1 attached hereto. At the Initial Closing, the Company delivered to each such Investor a copy of the Instruction Letter against payment of the purchase price set forth opposite such Investor’s name on Exhibit A-1.

(b) At the Additional Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Company, in its sole discretion, may issue and sell to one or more additional Investors subsequently identified by the Company by appending Exhibit A-2 to this Agreement, and each such Investor listed on such Exhibit A-2 shall purchase from the Company, severally and not jointly and severally, that number of Shares set forth opposite such Investor’s name on Exhibit A-2 attached hereto. At the Additional Closing, the Company shall deliver to each such Investor a copy of the Instruction Letter against payment of the purchase price set forth opposite such Investor’s name on Exhibit A-2, if any. Each Investor participating in the Additional Closing, shall execute counterpart signature pages to this Agreement and Exhibit A-2 may be appended to this Agreement unilaterally by the Company with no further action or consent of any Investor from the Initial Closing. The Company shall give SDL not less than ten (10) Business Days notice of the scheduled date of the Additional Closing, and SDL and its Affiliates shall have the right, but not the obligation, upon written notice to the Company within five (5) Business Days of receipt of the Company’s notice, to purchase up to 6,250,000 Shares in the Additional Closing.

2.2 Payment for Common Stock. At each Closing, for all of the Shares issued in such Closing, each Investor participating in such Closing shall pay to the Company, in the aggregate, the amount obtained by multiplying the Purchase Price by the number of Shares set forth opposite such Investor’s name on Exhibit A-1 or Exhibit A-2 attached hereto, as applicable. The Investors shall pay the purchase price for the Shares by wire transfers of immediately available funds to an account designated in writing by the Company.

SECTION III
THE CLOSING.

3.1 Closings. The closing of the issuance and sale of the Shares referred to on Exhibit A-1 pursuant to Section 2.1(a) hereof (the “Initial Closing”) took place contemporaneously with the execution of the Original Stock Purchase Agreement by the Company and the Investors participating in such Closing at the offices of Latham & Watkins LLP, in San Diego, CA on December 29, 2011 (the “Initial Closing Date”). The closing of the issuance and sale of the Shares referred to on Exhibit A-2 pursuant to Section 2.1(b) hereof, if applicable (the “Additional Closing” and, together with the Initial Closing, the “Closings”), shall take place on the first (1st) Business Day after the execution of a counterpart signature page to this Agreement by each of the Investors participating in such Closing, and acceptance of such counterpart signature page(s) by the Company (the “Additional Closing Date” and, together with the Initial Closing Date, the “Closing Dates”) at the offices of Latham & Watkins LLP, in San Diego, CA, or such other place as agreed to by the Company and such Investors; provided, however, that the Additional Closing shall occur by no later than 5 p.m. (PT) on May 15, 2012.

3.2 Deliveries by the Company. At each Closing, the Company shall deliver or cause to be delivered to the Investors participating in such Closing the following items (in addition to any other items required to be delivered to the Investors pursuant to any other provision of this Agreement):

(a) a copy of an instruction letter to Computershare Trust Company, N.A., the transfer agent for the Common Stock, or such successor transfer agent for the Common Stock (in either event, “Computershare”), duly executed by an officer of the Company directing Computershare to promptly issue certificates representing the Shares being issued and sold by the Company to the Investors pursuant to Section 2.1 hereof, duly recorded on the books of the Company in the names of each of the Investors as set forth on Exhibit A-1 or Exhibit A-2, as applicable (bearing a legend that such securities have not been registered under the 1933 Act or any state securities laws) and shall deliver each such letter to Computershare (the “Instruction Letter”); and

(b) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company dated within five (5) Business Days prior to the applicable Closing Date.

3.3 Deliveries by the Investors. At each Closing, each of the Investors participating in such Closing shall deliver or cause to be delivered to the Company (in addition to any other items required to be delivered to the Company pursuant to any other provision of this Agreement), a payment by wire transfer of immediately available funds necessary to satisfy each Investor’s obligations to the Company under Section 2.2 hereof and to result in payment to the Company of the applicable purchase price.

SECTION IV
REPRESENTATIONS AND WARRANTIES.

4.1 Representations and Warranties of the Company. In order to induce each of the Investors to purchase the Shares that it is purchasing hereunder, the Company represents and warrants to each of the Investors (i) participating in the Initial Closing as of the Initial Closing Date, and (ii) participating in the Additional Closing as of the Additional Closing Date (unless another time is expressly provided for herein) as follows:

(a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. As of immediately prior to each Closing, the Company did not own any equity interest, directly or indirectly, in any other Person or business enterprise. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect upon its assets, properties, financial condition, results of operations or business. As of immediately prior to each Closing, the Company had no subsidiaries.

(b) Capitalization. As of the Initial Closing Date, the authorized capital stock of the Company was 600,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, of which 249,809,635 shares were issued and outstanding as of immediately prior to the Initial Closing and 3,185,000 were reserved for issuance pursuant to outstanding stock options and warrants, and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were issued and outstanding as of immediately prior to the Initial Closing. As of the Additional Closing Date, the authorized capital stock of the Company is 600,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, of which 262,377,135 shares are issued and outstanding as of immediately prior to the Additional Closing and 5,132,500 are reserved for issuance pursuant to outstanding stock options and warrants, and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of immediately prior to the Additional Closing. The Company has no other class or series of equity securities authorized, issued, reserved for issuance or outstanding. Except as set forth herein, there are (x) no outstanding options, offers, warrants, conversion rights, contracts or other rights to subscribe for or to purchase from the Company, or agreements obligating the Company to issue, transfer, or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of the Company (whether debt, equity, or a combination thereof) or obligating the Company to grant, extend, or enter into any such agreement and (y) no agreements or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require the Company to repurchase any of its Common Stock. There are no preemptive or similar rights with respect to the Company’s capital stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). The Company is not a party to, and, to the Knowledge of the Company, no Stockholder is a party to, any voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Company, or any agreement with respect to the transferability, purchase or redemption of any shares of the capital stock of the Company. The issue and sale of the Shares to the Investors does not obligate the Company to issue any shares of capital stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The outstanding Common Stock is all duly and validly authorized and issued, fully paid and nonassessable.

(c) Capacity of the Company; Authorization; Execution of Agreements. The Company has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement by the Company, and the performance by the Company of the transactions and obligations contemplated hereby, including, without limitation, the issuance and delivery of the Shares to the Investors hereunder, have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(d) Status of Shares. The Shares being issued and purchased hereunder, all of which are to be issued by the Company to the Investors and paid for by the Investors pursuant to the terms of this Agreement, are and will be, when issued, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable United States federal and state securities laws, (iii) subject to restrictions under this Agreement, and applicable United States federal and state securities laws, have the rights and preferences set forth in the Certificate of Incorporation, and (iv) free and clear of all Liens (except for any Liens imposed on such Shares, directly or indirectly, by the Investors).

(e) Conflicts; Defaults. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions and obligations contemplated hereby and thereby to be performed by it do not (i) violate, conflict with, or constitute a default under any of the terms or provisions of, the Certificate of Incorporation, the Bylaws, or any provisions of, or result in the acceleration of any obligation under, any contract, note, debt instrument, security agreement or other instrument to which the Company is a party or by which the Company, or any of its assets, is bound; (ii) result in the creation or imposition of any Liens (except for any Liens imposed, directly or indirectly, by the Investors) or claims upon the Company’s assets or upon any of the shares of capital stock of the Company; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of its Certificate of Incorporation or Bylaws.

(f) SEC Filings. The SEC Filings, when filed, complied in all material respects with the requirements of Section 13 or 15(d) of the 1934 Act, as applicable, did not, as of the dates when filed, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The SEC Filings are all of the filings that the Company was required to file with the SEC during the periods covered thereby and all such filings were made on a timely basis when due. The financial statements of the Company included in the SEC Filings complied in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods covered by such financial statements, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and for the periods indicated, and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject and which are required to be disclosed pursuant to the 1934 Act are included as part of or specifically identified in the SEC Filings.

(g) Material Changes. Since the date of the latest audited financial statements included within the SEC Filings, except as disclosed in the SEC Filings, (i) there has been no event that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of the business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP as required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except for securities issued to SDL or as disclosed in reports filed with the SEC pursuant to Section 16 of the 1934 Act.

(h) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against the Company.

(i) Brokers, Finders, and Agents. The Company is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company or, as a result of any action or inaction by the Company, the Investors, in either case for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Company.

(j) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or Bylaws that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation, as a result of the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(k) Absence of Businesses. The Company has not engaged in any business and the Company has no liability or obligation of any kind or nature other than liabilities or obligations that are disclosed in an SEC Filing or that ordinarily and customarily relate to the maintenance of a public company.

(l) Disclosure. All written disclosure materials provided to the Investors regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct in all material respects and as otherwise contemplated in this Agreement and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed.

(m) Rule 144 Eligibility. The Company (i) has ceased to be a shell company as defined in Rule 405 of the 1933 Act, (ii) is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, (iii) has filed all reports and other materials required to be filed by Section 13 or Section 15(d) of the 1934 Act, as applicable, during the preceding 12 months, other than Form 8-K reports, and (iv) has filed current Form 10 information with the SEC reflecting its status as an entity that is no longer a shell company as defined in Rule 405 of the 1933 Act, and more than one year has elapsed from the date that the Company filed such Form 10 information with the SEC.

(n) Notice Requirements. As of the Additional Closing Date, the Company has complied with all notice requirements and has otherwise performed all actions required pursuant to Section 2.1 and Section 5.1.1 of the Original Stock Purchase Agreement and this Agreement.

(o) Use of Proceeds. The Company will use the net proceeds from the sale of the Common Stock pursuant to this Agreement for research and development, working capital and general corporate purposes.

4.2 Representations and Warranties of the Investors. Each of the Investors participating in the Initial Closing, and each of the Investors participating in the Additional Closing, if any, hereby severally, but not jointly, represents and warrants to the Company as of the Initial Closing Date or Additional Closing Date, respectively, as follows:

(a) Investment Intent. The Shares being purchased by the Investor hereunder are being purchased for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Investor understands that such Shares have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to the Company, if requested by the Company, an investment letter in customary form. The Investor further understands that the certificates representing such Shares bear a legend substantially similar to the following and agrees that it will hold such Shares subject thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED DIRECTLY OR INDIRECTLY FROM THE ISSUER WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER (“TRANSFER”) UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE ACT OR ANY APPLICABLE SECURITIES LAWS.

(b) Capacity of the Investor; Execution of Agreement. Such Investor has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by the Investor of the transactions and obligations contemplated hereby, have been duly authorized by all requisite corporate or individual, as the case may be, action of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(c) Accredited Investor/Qualified Institutional Buyer. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act or a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) promulgated under the 1933 Act.

(d) Suitability and Sophistication. The Investor has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares it is purchasing; (ii) independently evaluated the risks and merits of purchasing such Shares and has independently determined that the Shares are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in such Shares. The Investor has had an opportunity to review: the Company’s annual report on Form 10-K for the year ended December 31, 2010, the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011, the Company’s current reports on Form 8-K filed with the SEC on April 7, 2011, April 8, 2011, April 21, 2011 and April 28, 2011, and other filings made by the Company under Section 13(a) of the 1934 Act since September 20, 2009 (the “SEC Filings”).

(e) Brokers, Finders, and Agents. The Investor is not, directly or indirectly, obligated to anyone acting as broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Investor.

(f) Nationality; Residence. Except as may be set forth on Exhibit A-2, each Investor is a citizen of the United States of America and a resident of, or organized within, the state set forth underneath such Investor’s name on Exhibit A-1 or Exhibit A-2 attached to this Agreement.

(g) General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.3 Rule 144. Each Investor acknowledges that the Shares it will be purchasing must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. Except as set forth in Section 5.3 below, each Investor acknowledges that the Company is neither obligated, nor has the present intention, to register the Shares for resale pursuant to a registration statement filed with the SEC. Each of the Investors is aware of the provisions of Rule 144 promulgated under the 1933 Act (“Rule 144”) which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Company shall use all commercially reasonable efforts to file all periodic and current reports of the Company with the SEC that are necessary in order to permit the Investors to resell their Shares pursuant to Rule 144. At the time an Investor’s Shares become eligible for resale under the 1933 Act, upon the request of an Investor, the Company shall use all commercially reasonable efforts to permit such Investor to resell such Shares in a public and/or private transaction, including, without limitation, by coordinating with the Investor and Computershare to have any restrictive legends relating to the 1933 Act removed from such Shares; provided, however, that the Company shall be permitted to request a legal opinion from counsel to such Investor as to the eligibility of the Shares to be resold pursuant to Rule 144 or another exemption under the 1933 Act.

4.4 Qualified Small Business Stock. The Company and the Investors intend that the Shares shall constitute “qualified small business stock,” as defined under Section 1202(c) of the Internal Revenue Code of 1986, as amended.

SECTION V
CERTAIN COVENANTS OF THE COMPANY.

5.1 Pre-Emptive Rights. SDL and its Affiliates shall have the right to participate in any offer or sale by the Company of any capital stock or other securities of any type whatsoever that are or may become convertible into capital stock (any such offer or sale being referred to as a “Subsequent Placement”) up to SDL’s Pro Rata Portion on the same terms, conditions and price provided for in the Subsequent Placement as more particularly set forth below.

5.1.1 Procedure. The Company shall deliver, at least ten (10) Business Days prior to the closing of a Subsequent Placement, to SDL, a written notice (the “Pre-Notice”) of any proposed Subsequent Placement (the “Offer”) describing the securities being offered (the “Offered Securities”), which Pre-Notice shall inquire whether SDL or its Affiliates desire to review the details of the Offer. Upon request of SDL or an affiliate of SDL for the details of such Offer provided by SDL or such Affiliate of SDL to the Company within three (3) Business Days of SDL’s receipt of the applicable Pre-Notice, the Company will promptly, but in no event later than one (1) Business Day after such request, deliver a subsequent notice (such additional notice, a “Subsequent Financing Notice”) to SDL or such Affiliate of SDL, which Subsequent Financing Notice shall (a) identify and describe the Offered Securities; (b) describe in reasonable detail, if known, the price (or anticipated price range) and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities proposed to be issued, sold or exchanged; and (c) offer to issue and sell to SDL and its Affiliates a portion of such Offered Securities equal to SDL’s Pro Rata Portion. SDL acknowledges that the Subsequent Financing Notice may not contain the price or other terms upon which the Offered Securities will ultimately be issued; provided that the Company shall deliver to SDL written notice of the price and other definitive terms of the Offered Securities contemporaneously with all other purchasers of the Offered Securities (the “Final Financing Notice”).

5.1.2 Acceptance. To accept an Offer, in whole or in part, SDL or an Affiliate of SDL must deliver a written notice to the Company setting forth the portion of SDL’s Pro Rata Portion of such Offered Securities that SDL or such Affiliate of SDL elect to purchase by the date and time that is the later of (a) 5:30 p.m. Eastern Time on the fifth (5th) Business Day after it receives the Subsequent Financing Notice or (b) twenty-four (24) hours after it receives the Final Financing Notice.

5.1.3 Exclusions. The rights and restrictions contained in this Section 5.1 shall not apply to: (a) shares of Common Stock, options, warrants or other convertible securities issued to employees or officers or directors or outside consultants or contractors of the Company or any subsidiary pursuant to a plan, agreement or arrangement duly approved by the Board; (b) shares of capital stock issued by the Company upon the exercise or conversion of options or other stock awards outstanding immediately prior to the Initial Closing or issued after the Initial Closing in accordance with clause (a) of this Section 5.1.3; (c) shares of capital stock issued by the Company upon the exercise or conversion of warrants to purchase capital stock of the Company or other convertible securities (i) outstanding immediately prior to the Initial Closing or (ii) issued after the Initial Closing pursuant to an exemption from this Section 5.1 or otherwise in compliance with this Section 5.1; (d) securities issued in connection with any borrowings, direct or indirect, from a bank or other financial institution by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board; (e) securities issued in connection with the Company obtaining lease financing, whether issued to a lessor, guarantor or other person; (f) securities issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by the Company; (g) securities issued in connection with a corporate partnering transaction, strategic alliance, technology transfer, license or similar transaction; or (h) any shares of Common Stock sold at a price equal to or greater than the Purchase Price (as adjusted for any stock splits, stock dividends, stock combinations, and similar events occurring after the date hereof) or any other capital stock or other securities of any type whatsoever convertible into or exchangeable for Common Stock at a price equal to or greater than the Purchase Price (as adjusted for any stock splits, stock dividends, stock combinations, and similar events occurring after the date hereof).

5.1.4 Separate Financing. Notwithstanding anything to the contrary set forth in this Section 5.1, this Section 5.1 shall not prohibit the Company from consummating a Subsequent Placement if the Company has been advised by an investment bank, underwriter, placement agent or other financial or legal advisor that compliance with the terms of Section 5.1.1 or Section 5.1.2 could reasonably be expected to jeopardize the ability of the Company to consummate such Subsequent Placement; provided, however, that, subject to the rules and regulations of the SEC, the NASDAQ Stock Market LLC or any other applicable exchange on which the Company’s Common Stock is listed or quoted, immediately following the consummation of such Subsequent Placement, the Company shall use commercially reasonably efforts to offer to SDL and its Affiliates the right to purchase up to its Pro Rata Portion of the Offered Securities in such Subsequent Placement on the same terms, conditions and price provided for in the Subsequent Placement under the same conditions and within the timeframe set forth in Sections 5.1.1 and 5.1.2.

5.1.5 Termination. The Company’s obligations and the rights of SDL and its Affiliates under this Section 5.1 shall terminate on the earliest of (a) such time as the SDL Ownership Condition ceases to be satisfied; (b) the five (5) year anniversary of the Initial Closing; (c) the date that the Company’s Common Stock is listed on a national securities exchange, including the New York Stock Exchange, the NASDAQ Global Market or the NYSE Alternext (formerly the American Stock Exchange); or (d) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 5.1.5 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purpose.

5.2 Board of Directors Designee. At the request of SDLV, the Company shall within thirty (30) days of the request take all necessary acts to have one designee (the “Board Member Designee”) of SDLV nominated for election to the Board, subject to the approval by the remaining Board, which shall not be unreasonably withheld or delayed, and in all cases subject to compliance with relevant rules and regulations of the SEC and any applicable exchange on which the Company’s Common Stock is listed or quoted. The Board Member Designee must have relevant industry or academic experience and satisfy the independence requirements of the NASDAQ Global Market or any then applicable exchange on which the Company’s Common Stock is listed or quoted. Subject to the terms and conditions of this Section 5.2, at SDLV’s request, the Company shall use its commercially reasonable efforts, including preparation of proxy materials and solicitation of the Company’s stockholders, to have the Board Member Designee elected whenever its board seat comes up for election or for reelection at any regularly scheduled meeting of the Company’s stockholders. The Company’s obligations under this Section 5.2 with respect to the Board Member Designee shall terminate in their entirety if at any time (i) the SDL Ownership Condition ceases to be satisfied or (ii) the Company’s obligations under this Section 5.2 become inconsistent with the rules, regulations and guidance of the applicable exchange on which the Company’s Common Stock may become listed or quoted, and in each such case, the Board Member Designee shall resign from the Board effective immediately. In the event that the Board Member Designee resigns in accordance with clause (ii) above, the Company acknowledges that SDLV shall remain entitled to designate a board member if it is otherwise in compliance with this Section 5.2 and such right is consistent with the rules, regulations and guidance of the applicable exchange on which the Company’s Common Stock may become listed or quoted.

5.3 Piggy-Back Registration Rights.

5.3.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its capital stock (either for its own account or the account of any security holder or holders) on a form (other than a Registration on Form S-4 and Form S-8, as those forms are issued by the SEC or any substantially similar forms then in effect) that would be suitable for a Registration involving solely Registrable Securities, the Company will: (i) promptly give each Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Investor within fifteen (15) days after delivery of such written notice from the Company.

5.3.2 Underwriting in Piggyback Registration.

(a) Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice pursuant to Section 5.3.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 5.3.1. In such event the right of any Investor to Registration shall be conditioned upon such underwriting and the inclusion of such Investor’s Registrable Securities in such underwriting to the extent provided in this Section 5.3. All Investors proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter selected by the Company (the “Underwriter’s Representative”) for such offering. The Investors shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 5.3.

(b) Marketing Limitation in Piggyback Registration. In the event the Underwriter’s Representative advises the Investors seeking Registration of Registrable Securities pursuant to this Section 5.3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 5.3.2(c)) may:

i. in the case of the Company’s first Registered public offering after the date hereof, exclude some or all Registrable Securities from such Registration and underwriting; and

ii. in the case of any subsequent registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values); provided that the only securities included in such Registration are those offered by the Company and/or the Investors.

(c) Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 5.3.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 5.3.2(b)) in the following manner: The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Investors pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Investors and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Investors and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.3.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Investor to the nearest one hundred (100) shares.

(d) Withdrawal in Piggyback Registration. If any Investor disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

5.3.3 Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to this Section 5.3, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

5.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 5.3, the Company will:

5.4.1 Bear all Registration Expenses incurred in connection with Section 5.3. All Selling Expenses relating to securities held by stockholders and being sold in any Registration shall be borne by the respective holders of such securities Registered pro rata on the basis of the number of shares registered.

5.4.2 Keep each Investor whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (i) use its commercially reasonable efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Investor or Investors have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (ii) furnish such number of prospectuses (including preliminary prospectuses) in conformity with the Securities Act and such other documents as a Investor from time to time may reasonably request. With respect to clause (i) of the preceding sentence, the Company may at any time upon written notice to the participating Investors delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Investors hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during such time) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto.

5.4.3 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the periods specified in Section 5.4.2 above;

5.4.4 Promptly notify each Investor of Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Investor shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the appropriate Investors and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Investors and any underwriters may reasonably request;

5.4.5 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by law; and

5.4.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

5.5 Information Furnished by Investor. It shall be a condition precedent of the Company’s obligations under Sections 5.3 and 5.4 of this Agreement that each Investor holding Registrable Securities to be included in any Registration furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request.

5.6 Termination of Registration Rights. The Registration rights set forth in Sections 5.3 and 5.4 shall terminate upon the earlier of (a) seven (7) years after the date hereof or (b) when such Investor is entitled to sell all of such Investor’s Registrable Securities without volume restriction pursuant to Rule 144.

SECTION VI
RIGHT OF FIRST REFUSAL ON CERTAIN SDL TRANSFERS.

6.1 Notices. If SDL or any of its Affiliates (collectively, a “Transferor”) proposes to sell, assign, hypothecate or otherwise transfer (a “Transfer”) any of the SDL Shares, other than pursuant to the provisions of Section 6.4 of this Agreement, the Transferor shall first give the Company the right to purchase such SDL Shares by delivering to it a written offer which shall state the price and other terms and conditions of the proposed Transfer. If the Transferor proposes to Transfer the SDL Shares for consideration other than solely cash and/or promissory notes, the offer to the Company shall, to the extent of such consideration, permit the Company to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the estimate of such fair market value as determined by the Board. The Transferor shall fix the period of the offer which shall be a minimum of five (5) Business Days or such longer period as is necessary to determine the fair market value of the consideration referred to in the preceding sentence.

6.2 Acceptance of Offer. The Company may accept an offer only by giving written notice (“Acceptance Notice”) to the Transferor before the offer expires that the Company has accepted the offer to purchase some or all of the SDL Shares offered (the “Accepted Securities”). The Company may, in its sole discretion, assign the right of first refusal set forth in this Section VI to its Affiliates and other stockholders. Within thirty (30) days following the Acceptance Notice, the Company or its permitted assigns shall deliver to the Transferor payment in full for the Accepted Shares purchased by it against delivery by the Transferor to the Company of a certificate or certificates evidencing the Accepted Securities.

6.3 Failure to Exercise. To the extent an Acceptance Notice is not provided pursuant to Section 6.2, the Transferor may, for a period of thirty (30) days thereafter, transfer the unaccepted SDL Shares, or any of them, at or above the price, and upon the other terms and conditions specified in such offer, to any Person or Persons.

6.4 Exempt Transfers. Notwithstanding anything to the contrary contained in this Section VI:

6.4.1 Any Transferor which is a partnership or limited liability company may Transfer (without first offering any SDL Shares to the Company) all or any of its SDL Shares to any of its Affiliates or successor funds or to a partner or retired partner or member or retired member of such partnership or limited liability company, as the case may be, or to one or more direct or indirect partners, directors, officers, members or other equity holders of any such Affiliates, successor funds, partners or retired partners, members or retired members, or to the estate of any of the foregoing or transfer by will or intestate succession to the spouse or to the siblings, lineal descendants or ancestors of any of the foregoing or the spouse of any of the foregoing; provided such transferee agrees in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Section VI;

6.4.2 Any Transferor which is a corporation may Transfer (without first offering any SDL Shares to the Company) all or any of its SDL Shares to any of its Affiliates; provided such Affiliate agrees in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Section VI;

6.4.3. Any Transferor who is an individual may Transfer (without first offering any SDL Shares to the Company) all or any of his or her SDL Shares to his or her spouse or their spouse’s siblings, lineal descendants or ancestors, nieces or nephews or any person sharing his or her household (other than a tenant or employee), or any entity that is an Affiliate of such Transferor; provided such transferee agrees in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Section VI;

6.4.4. Any Transferor that is a trust may Transfer (without first offering any SDL Shares to the Company) all or any of its SDL Shares to any settlor or beneficiary of the Transferor, to any settlor or beneficiary’s spouse or their spouse’s siblings, lineal descendants or ancestors, nieces or nephews or any person sharing his or her household (other than a tenant or employee), or any person that is an Affiliate of such Transferor; provided such transferee agrees in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Section VI;

6.4.5 Any Transferor may Transfer (without first offering any SDL Shares to the Company) all or any of its, his or her SDL Shares pursuant to an underwritten Registered public offering, including, pursuant to Section 5.3 above; and

6.4.6 Any Transferor may Transfer (without first offering any SDL Shares to the Company) all or any of its, his or her SDL Shares pursuant to a merger of the Company into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

6.5 Termination. SDL’s obligations and the Company’s rights under this Section VI shall terminate on the earliest of: (a) the five (5) year anniversary of the Initial Closing; (b) the date that the Company’s Common Stock is listed on a national securities exchange, including the New York Stock Exchange, the NASDAQ National Market or the NYSE Alternext (formerly the American Stock Exchange); or (c) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 6.5 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purpose.

SECTION VII
MISCELLANEOUS.

7.1 Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by each Investor and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

7.2 Entire Agreement. This Agreement (together with the Exhibits hereto and any Letter Agreements entered into between the Company and an Investor referencing this Agreement) and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

7.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any California state or federal court sitting in San Diego County, California (or, if such court lacks subject matter jurisdiction, in any appropriate California state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

7.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.5 Public Announcements. Except as provided below in this Section 7.5, none of the parties hereto shall publicly disclose the execution, delivery or contents of this Agreement other than (i) with the prior written consent of the other parties hereto, or (ii) as required by any applicable law (including for the purpose of holding stockholder or stockholder meetings and proxies therefor), the applicable rules of any stock exchange, or any Governmental Authority. Without limiting the foregoing, the parties understand that this Agreement, and a summary hereof, will be publicly filed by the Company with the SEC and that the Company may issue press releases and/or public statements with respect to this Agreement. Nothing contained herein shall prohibit the Company from making any such disclosure if required by any applicable law or any Governmental Authority.

7.6 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one Business Day after being sent by a nationally recognized overnight courier service or (c) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Company:	Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, CA 92121 Attn: Henry Ji, Ph.D., Interim CEO Facsimile: (858) 210-3759
with courtesy copies	Joshua Weingard	(not constituting notice) to:
Sorrento Therapeutics, Inc. Corporate Counsel 4400 Biscayne Blvd Miami, FL 33137 Facsimile: (305) 575-4130 Cheston Larson Latham & Watkins LLP 12636 High Bluff Dr., Ste 400 San Diego, CA 92130 Facsimile: (858) 523-5450

if to Investors or SDLV:
At the addresses set forth below each Investor’s name on Exhibit A-1 or Exhibit A-2 attached hereto. Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.

7.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile, scanned or e-mailed copy of this Agreement will be deemed an original for all purposes and any facsimile, scanned or e-mailed copy of an original written signature shall be deemed to have the same effect as an original written signature.

7.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Investors and no Investor may assign or transfer its rights hereunder without the prior written consent of the Company.

7.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement, provided, however, that SDLV is an intended third party beneficiary of Sections 5.2 and 7.11, and SDL’s Affiliates are intended third party beneficiaries of Section 5.1, Section 5.3, Section 7.11 and the last sentence of Section 2.1(b).

7.10 Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

7.11 Expenses. After the Initial Closing, the Company shall bear all legal and accounting fees and other direct expenses incurred by SDLV, SDL and SDL’s Affiliates in connection with the transactions contemplated by this Agreement, in an amount not to exceed US$25,000.00. The Company shall bear and pay all of the legal, accounting and other costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

7.12 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

7.13 Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

[Signature Page Follows]
COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

COMPANY:

Sorrento Therapeutics, Inc.

By: /s/ Henry Ji

Name: Henry Ji, Ph.D. Title: Interim CEO

COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

INVESTOR:

Donald R. Scifres 2011 Annuity Trust Y

By:       /s/ Donald R. Scifres

Name: Donald R. Scifres Title: Trustee

COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

INVESTOR:

Fidelity Select Portfolios: Biotechnology Portfolio

By: /s/ Kenneth Robins

Name: Kenneth Robins Title: Treasurer

COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

INVESTOR:

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

By: /s/ Kenneth Robins

Name: Kenneth Robins Title: Treasurer

COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

INVESTOR:

Hongye SD Group, LLC

By:       /s/ Guang Yang
Name: Guang Yang
Title: Managing Partner

COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

INVESTOR:

Share Link Capital Co., Ltd.

By:       /s/ Qiang Xu
Name: Qiang Xu
Title: Managing Director

COUNTERPART SIGNATURE PAGES TO
AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT
BY AND AMONG
SORRENTO THERAPEUTICS, INC. AND THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

INVESTOR:

Guo Fang Group

By:       /s/ Fang Guo
Name: Fang Guo
Title: Investor

Exhibit A-1
Initial Closing
Schedule of Investors

Name, Address and Number of

State of Residence or Organization Shares Purchased Purchase Price

Donald R. Scifres 2011 Annuity Trust Y 12,500,000 $2,000,000
c/o SDL Ventures, LLC
480 San Antonio Rd., Suite 200
Mountain View, CA 94040
Attn: Donald R. Scifres
Facsimile: (650) 559-9393

with a copy to:

Morrison & Foerster LLP
755 Page Mill Rd.
Palo Alto, CA 94304
Attn: Michael C. Phillips
Facsimile: (650) 251-3844

Exhibit A-2

Additional Closing
Schedule of Investors

Name, Address and Number of

State of Residence or Organization Shares Purchased Purchase Price

Fidelity Select Portfolios: Biotechnology	11,780,000	$1,884,800
Portfolio c/o Fidelity Investments 82 Devonshire Street, V13H Boston, MA 02109 Attn: Andrew Boyd Telephone: (617) 563-5144 Facsimile: (617) 385-2818
Fidelity Advisor Series VII: Fidelity Advisor	720,000	$115,200
Biotechnology Fund c/o Fidelity Investments 82 Devonshire Street, V13H Boston, MA 02109 Attn: Andrew Boyd Telephone: (617) 563-5144 Facsimile: (617) 385-2818
Hongye SD Group, LLC	6,250,000	$1,000,000
3579 Valley Centre Drive Suite 300 San Diego, CA 92130-3302 Facsimile: (858) 792-6773 with a copy to:
Foley & Lardner LLP 111 Huntington Avenue Suite 2600 Boston, MA 02199-7610 ATTN: Linda Ji Facsimile: (617) 342-4001
Share Link Capital Co., Ltd.	3,125,000	$500,000
188 Durkee Building, 7th Floor Changjiang Road, Nanjing, Jiangsu Province People’s Republic of China Facsimile: 011-86-25-86816826 Guo Fang Group	15,625,000	$2,500,000

Building 15, Unit 1301
No.28 Changshou Road
Putuo District, Shanghai
People’s Republic of China
Telephone: 011-86-18616213863